UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

SEPTEMBER 13, 2022

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa, Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 13, 2022 (the “Effective Date”), Empire Petroleum Company (the “Company”) entered into an Employment Agreement with Eugene J. Sweeney, Chief Operating Officer of the Company.

The initial term of Mr. Sweeney’s Employment Agreement is two years; provided, however, that the Company and Mr. Sweeney may agree to renew and extend the term of the Employment Agreement for additional periods of 12 months.

Mr. Sweeney’s initial guaranteed minimum base salary is $260,000 per year (“Guaranteed Base Salary”). Mr. Sweeney is eligible to a performance bonus pursuant to which he will be eligible to receive a discretionary bonus for each complete calendar year based upon, among other things, Company performance and his work performance and contributions to the Company. Mr. Sweeney is also entitled to receive a guaranteed annual bonus equal to 50% of his Guaranteed Base Salary. Mr. Sweeney is also eligible to participate in the Company’s long-term equity incentive program adopted by the Board.

If Mr. Sweeney’s employment with the Company terminates for any reason, including Disability (as defined in the Employment Agreement) or death, Mr. Sweeney will be entitled to a lump sum cash payment consisting of his pro rata Actual Base Salary as earned and unpaid, and unreimbursed expenses, through the date of termination (collectively, the “Accrued Amounts”). In each case, any unvested equity awards held by Mr. Sweeney will vest and payout only in accordance with the applicable award agreements for such equity awards.

If Mr. Sweeney’s employment is terminated by the Company for convenience or Mr. Sweeney resigns for Good Reason (as defined in the Employment Agreement), then, in addition to the Accrued Amounts, Mr. Sweeney will be entitled to the following:

•             monthly payments of his Guaranteed Base Salary for 12 months; and

•             monthly payments equivalent to the cost of COBRA for a certain period of time.

Payment of such amounts are conditioned on Mr. Sweeney’s execution and delivery to the Company of a waiver and release and his compliance with the covenants regarding confidentiality, non-competition, non-solicitation and intellectual property set forth in the Employment Agreement.

A copy of the Employment Agreement for Mr. Sweeney is filed herewith and is incorporated by reference into this Item 5.02 as though fully set forth herein. The foregoing description of his Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are furnished or filed herewith.

Exhibit Number	Description

10	Employment Agreement dated as of September 13, 2022, by and between Empire Petroleum Corporation and Eugene J. Sweeney.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: September 19, 2022	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President

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